Exhibit 2A3

 (FREE TRANSLATION FROM THE SPANISH)

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

Acting Atty.: VERÓNICA ROA.-	CFM.-

1/4

August 03, 2015.-	Record No. 1378/2015.-

ASSIGNMENT OF RIGHTS

J.P. MORGAN CHASE BANK N.A.

"TO"

THE BANK OF NEW YORK MELLON

In Santiago, Chile, on August third two thousand fifteen, before me, MARÍA ANGÉLICA OYARZÚN ANDRADES, Attorney and Alternate Notary of the Notary incumbent upon the Eighth Notary Office of Santiago, Mr. Andrés Rubio Flores, pursuant to the Judicial Decree formalized under number sixteen in the month of July of this year, both domiciled at calle Miraflores number three hundred eighty-three, twenty-ninth floor, office two thousand nine hundred one, district of Santiago; appearing herein: Mr. ALEJANDRO ANTONIO RUBILAR CAMURRI, Chilean, married, lawyer, with National Identity Card number twelve million one hundred eighty-two thousand five hundred twenty-seven dash nine, acting on behalf of J.P. MORGAN CHASE BANK N.A., a legal entity engaged in the

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

banking business and incorporated in accordance with the laws of the State of New York, United States of America, both domiciled for this purpose at Avenida Apoquindo two thousand eight hundred twenty-seven, thirteenth floor, Las Condes, Santiago (hereinafter also referred to as "J.P. Morgan"); Mr. SERGIO ORREGO FLORY, Chilean, married, lawyer, with National Identity Card number seven million fifty-one thousand seven hundred twenty-seven dash two, domiciled for this purpose at Avenida Andrés Bello number two thousand seven hundred eleven, sixteenth floor, Las Condes, Santiago, acting on behalf of THE BANK OF NEW YORK MELLON, a legal entity engaged in the banking business, headquartered on Barclay Street number one hundred one, New York, United States of America, domiciled for this purpose in Chile at the same address as its representative (hereinafter also referred to as "BNY Mellon"); and Mr. CLAUDIO MELANDRI HINOJOSA, Chilean, married, chartered accountant, with National Identity Card number nine million two hundred fifty thousand seven hundred six dash eight, acting on behalf of BANCO SANTANDER-CHILE, a Banking Corporation, both domiciled for this purpose at Bandera one hundred forty, Santiago (hereinafter also referred to as the "Receiving Company"), of legal age, who certify their identity with the aforementioned national identity cards and state: ONE: BACKGROUND. One.one By means of the public instrument dated May seventeenth one thousand nine hundred ninety-four, issued at the Notary Office of Ms. María Gloria Acharán Toledo, in Santiago, under record number one hundred ninety-nine dash one thousand nine hundred ninety-four, originally signed

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

between Banco Central de Chile, formerly Banco O'Higgins, currently known as Banco Santander-Chile, in its capacity as receiving entity, and Morgan Guaranty Trust Company of New York, currently known as J.P. Morgan Chase Bank, N.A., a banking company, an agreement was entered into pursuant to former Chapter XXVI of Title I of the Compendium of Foreign Exchange Regulations of Banco Central de Chile ("former Chapter XXVI"). Said agreement was amended by means of the following instruments: (i) public instrument dated July thirty-first two thousand two, issued in the Notary Office of María Gloria Acharán Toledo, in Santiago, under Record Number fourteen thousand six hundred seventy-one dash two thousand two, by virtue of which The Bank of New York, currently The Bank of New York Mellon, replaced J.P. Morgan Chase Bank N.A. as the banking company under said agreement; (ii) public instrument dated March seventeenth two thousand five, issued in the Notary Office of Ms. Nancy de la Fuente Hernández, in Santiago, with record number two thousand four hundred ninety dash two thousand five, by virtue of which it was formally recorded that all the shares of Banco Santander-Chile are covered by the aforementioned agreement; (iii) public instrument dated July twenty-eighth two thousand eight, issued in the Notary Office of María Gloria Acharán Toledo, in Santiago, under record number eighteen thousand six hundred three dash two thousand eight, whereby J.P. Morgan Chase Bank N.A. replaced The Bank of New York Mellon as banking company; and, (iv) public

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

Instrument dated July first two thousand thirteen, issued in the Notary Office of Mr. Juan Ricardo San Martín Urrejola, in Santiago, under record number twenty thousand three hundred sixty-seven dash two thousand thirteen, by virtue of which a new parity price was agreed for the shares into which the receiving entity's capital is divided. The agreement dated May seventeenth one thousand nine hundred ninety-four and its amendments shall hereinafter be referred to as the "Agreement of May seventeenth one thousand nine hundred ninety-four". One.two By means of the public instrument dated November second one thousand nine hundred ninety-four, issued in the Notary Office of Mr. Humberto Santelices Narducci, in Santiago, under record number four thousand five hundred forty-five dash one thousand nine hundred ninety-four, originally signed between the Banco Central de Chile, former Banco Osorno and La Unión, currently known as Banco Santander-Chile, in its capacity as receiving entity, and Citibank, N.A., in its capacity as banking company, an agreement was entered into pursuant to former Chapter XXVI, which was amended by means of the following instruments: (i) public instrument dated July twenty-second one thousand nine hundred ninety-nine, issued in the Notary Office of Mr. Andrés Rubio Flores, in Santiago, under record number three thousand seven hundred twenty-nine dash one thousand nine hundred ninety-nine, by virtue of which The Bank of New York Mellon replaced Citibank, N.A. as banking company under the aforementioned agreement; (ii) public instrument dated July thirty-first two thousand two, issued

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

in the Notary Office of Ms. María Gloria Acharán Toledo, in Santiago, under record number fourteen thousand six hundred seventy-two dash two thousand two, by virtue of which Banco Santander-Chile assumed the capacity as custodian bank; (iii) public instrument dated March seventeenth two thousand five, issued in the Notary Office of Ms. Nancy de la Fuente Hernández, in Santiago, under record number two thousand four hundred ninety dash two thousand five, by virtue of which it was formally recorded that all the shares of Banco Santander-Chile are covered by said agreement; (iv) public instrument dated July twenty-eighth two thousand eight, issued in the Notary Office of Ms. María Gloria Acharán Toledo, in Santiago, under record number eighteen thousand six hundred three dash two thousand eight, whereby J.P. Morgan Chase Bank N.A. replaced The Bank of New York Mellon as banking company; and, (v) public instrument dated July first two thousand thirteen, issued in the Notary Office of Mr. Juan Ricardo San Martín Urrejola, in Santiago, under record number twenty thousand three hundred sixty-seven dash two thousand thirteen, by virtue of which a new parity price was agreed for the shares into which the receiving entity's capital is divided. The agreement dated November second one thousand nine hundred ninety-four and its amendments shall hereinafter be referred to as the "Agreement of November second one thousand nine hundred ninety-four" and, collectively with the Agreement of May seventeenth one thousand nine hundred ninety-four, shall hereinafter

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

be referred to as the "Agreements".- TWO: ASSIGNMENT OF RIGHTS. J.P. Morgan currently has the status of depository bank or Banking Company, as said term is defined in the Agreements. By means of this instrument, Mr. Alejandro Antonio Rubilar Camurri, acting on behalf of J.P. Morgan, sells, assigns and transfers, effective as of August fourth two thousand fifteen, to The Bank of New York Mellon, on behalf of whom Mr. Sergio Orrego Flory buys, accepts and acquires all the rights and obligations which, as a Banking Company, pertain to it under these Agreements. In turn, Mr. Sergio Orrego Flory, acting on behalf of The Bank of New York Mellon, states that it hereby assumes, in the capacity as Banking Company, all the rights and obligations contained in the aforementioned Agreements. In consideration that this assignment of rights originates as the result of the appointment of The Bank of New York Mellon as new depository bank or Banking Company, carried out by the Receiving Company, the price for this assignment of rights is set by mutual agreement in the amount of ten dollars, currency of the United States of America, which has been paid in full with cash prior to this date to the full satisfaction of J.P. Morgan.- THREE: SETTLEMENT. By this Act, J.P. Morgan and the Receiving Company, both of them duly represented herein, mutually grant each other the broadest, fullest and total settlement in relation to the rights and obligations assigned through this instrument, thus leaving no

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

pending charges applicable between them. In turn, Mr. Claudio Melandri Hinojosa, acting on behalf of the Receiving Company, agrees to accept in all parts, as of August fourth two thousand fifteen, the assignment of rights corresponding to J.P. Morgan in its capacity as Banking Company in the Agreements in favor of BNY Mellon, thus releasing J.P. Morgan from all future obligations regarding the matter and undertaking to hold it harmless.- FOUR: ASSIGNMENT OF RIGHTS. In accordance with the provisions of Article one thousand nine hundred one and subsequent articles of the Civil Code, J.P. Morgan hereby delivers to BNY Mellon, who declares to receive it to its entire satisfaction, the instrument that certifies the rights and obligations assigned through this instrument.- FIVE: OBLIGATIONS OF THE BANK OF NEW YORK MELLON AS BANKING COMPANY. As a result of the appointment of The Bank of New York Mellon as new Banking Company in accordance with the Agreements, effective as of August fourth two thousand fifteen, it is formally recorded that this entity shall comply with the following: (i) it shall issue the Titles referred to in the Agreements in its capacity as depository bank; (ii) these Titles shall formally record the right of the holders over a specific number of shares of the Receiving Company; (iii) as Banking Company it shall maintain a record of the Titles where their holders shall be identified; and (iv) the shares represented by the Titles shall be registered with the Record of Shareholders of the Receiving Company on behalf of the Banking Company,

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

on its own behalf or as legal representative on behalf of the Title holders, and the same shall be deposited in Banco Santander-Chile, a banking company already identified herein, which currently serves as custodian of the same. The legal status of Mr. Sergio Orrego Flory to act on behalf of THE BANK OF NEW YORK MELLON is certified in a private instrument issued in New York City, State of New York, United States of America, dated June twenty-second two thousand fifteen, duly legalized and formalized on July first two thousand fifteen in the Notary Office of Mr. Andrés Rubio Flores, in Santiago, under record number one thousand one hundred eight dash two thousand fifteen. The legal status of Mr. Alejandro Antonio Rubilar Camurri to act on behalf of J.P. MORGAN CHASE BANK N.A. is certified in a private instrument issued in New York City, State of New York, United States of America, dated April twenty-fourth two thousand thirteen, duly legalized and formalized on May thirteenth two thousand thirteen in the Notary Office of Mr. José Musalem Saffie, in Santiago, under record number five thousand three hundred sixty-two dash two thousand thirteen. The legal status of Mr. Claudio Melandri Hinojosa to act on behalf of BANCO SANTANDER-CHILE is certified in a public instrument dated December thirty-first two thousand nine, issued in the Notary Office of Ms. Nancy de la Fuente Hernández, in Santiago. The aforementioned legal statuses are not enclosed herewith at the express request of the parties, given that these are known to them and have been seen by the authorizing Notary.- In witness whereof and after prior

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

reading, the appearing parties sign.- A copy is issued.- I attest.- Alejandro Antonio Rubilar Camurri, on behalf of J.P. Morgan Chase Bank N.A., who besides signing, also placed his right thumbprint.- Sergio Orrego Flory, on behalf of The Bank of New York Mellon, who besides signing, also placed his right thumbprint.- Claudio Melandri Hinojosa, on behalf of Banco Santander-Chile, who besides signing, also placed his right thumbprint.- María Angélica Oyarzún Andrades.- Alternate Notary. -------------------------------

This sheet corresponds to the end of the copy of the instrument of Assignment of Rights of J.P. Morgan Chase Bank N.A. -to- The Bank of New York Mellon, Record Number 1378/2015, issued on August third two thousand fifteen.-

THIS IS A TRUE COPY OF THE ORIGINAL, WHICH I AUTHORIZE AS ALTERNATE NOTARY AND STAMP WITH THE STAMP OF THE MAIN NOTARY.- SANTIAGO, AUGUST 6, 2015.-